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                                                                     EXHIBIT 11
                     AVATEX CORPORATION AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                     For the three months ended     For the six months ended
                                                                           September 30                   September 30
                                                                      ------------------------      ------------------------
(in thousands, except per share amounts)                                 1997           1996           1997          1996
----------------------------------------------------------------------------------------------      ------------------------
PRIMARY
Loss from continuing operations                                       $  (1,585)     $  (3,613)     $ (38,531)     $ (35,240)
Deduct dividends on preferred shares                                      6,323          3,080         12,498          7,160
                                                                      ---------      ---------      ---------      ---------
Loss from continuing operations applicable
     to common stockholders                                           $  (7,908)     $  (6,693)     $ (51,029)     $ (42,400)
                                                                      =========      =========      =========      =========

Loss from discontinued operations                                     $    --        $  (1,512)     $    --        $(258,237)
                                                                      =========      =========      =========      =========

Shares
     Weighted average number of common shares outstanding                13,806         15,356         13,806         16,142
                                                                      =========      =========      =========      =========
Loss from continuing operations                                       $   (0.57)     $   (0.43)     $   (3.70)     $   (2.62)
Loss from discontinued operations                                          --            (0.10)          --           (16.00)
                                                                      ---------      ---------      ---------      ---------
Net loss                                                              $   (0.57)     $   (0.53)     $   (3.70)     $  (18.62)
                                                                      =========      =========      =========      =========

ASSUMING FULL DILUTION
Loss from continuing operations                                       $  (1,585)     $  (3,613)     $ (38,531)     $ (35,240)
Dividends on non-convertible preferred shares                             5,508          2,235         10,868          5,389
Dividends on convertible preferred shares (conversion of
     preferred shares would be anti-dilutive)                               815            845          1,630          1,771
                                                                      ---------      ---------      ---------      ---------
Loss from continuing operations applicable
      to common stockholders                                          $  (7,908)     $  (6,693)     $ (51,029)     $ (42,400)
                                                                      =========      =========      =========      =========

Loss from discontinued operations                                     $    --        $  (1,512)     $    --        $(258,237)
                                                                      =========      =========      =========      =========

Shares
     Weighted average number of common shares outstanding                13,806         15,356         13,806         16,142
     Conversion of preferred stock (anti-dilutive)                         --             --             --             --
     Additional dilutive effect of outstanding options (as deter-
          mined by the treasury stock method)                               452           --              452              1
                                                                      ---------      ---------      ---------      ---------
     Weighted average number of common shares outstanding                14,258         15,356         14,258         16,143
                                                                      =========      =========      =========      =========

Loss from continuing operations                                       $   (0.55)     $   (0.43)     $   (3.58)     $   (2.62)
Loss from discontinued operations                                          --            (0.10)          --           (16.00)
                                                                      ---------      ---------      ---------      ---------
Net loss*                                                             $   (0.55)     $   (0.53)     $   (3.58)     $  (18.62)
                                                                      =========      =========      =========      =========

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*  This calculation is submitted in accordance with Regulation S-K Item
   601(b)(11) although not required by footnote 2 paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3% or it produces an anti-dilutive result.